                                 EXHIBIT 4.5

          FORM OF STOCK OPTION AGREEMENT BETWEEN THE REGISTRANT AND
             ROBERT F. COSTON, DOUGLAS W. MOUL, CARROLL E. TAYLOR
                            AND C. ROWLAND HANSON

THESE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (1) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR (2) UNLESS ONTRO, INC. HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT AND ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                                  ONTRO, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT


     THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Option Agreement") is made and entered into as of September 16, 1998 by and between Ontro, Inc. and Carroll Taylor (the "Optionee").

     The Company has granted to the Optionee an option to purchase certain Shares, upon the terms and conditions set forth in this Option Agreement (the "Option").

     1.   DEFINITIONS AND CONSTRUCTION.

          1.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a)  "DATE OF OPTION GRANT" means September 16, 1998.

               (b) "NUMBER OF OPTION SHARES" means Fifty Thousand (50,000) Shares as adjusted from time to time pursuant to Section 9.

               (c) "EXERCISE PRICE" means One and 88/00 Dollars ($1.88) per Share, as adjusted from time to time pursuant to Section 9.

               (d)  "INITIAL EXERCISE DATE" means September 16, 1999.

               (e)  "OPTION EXPIRATION DATE" means September 16, 2005.

               (f) VESTING PRECONDITIONS; subject to the provisions of Sections 5 and 8 the Option may be exercised as to Ten Thousand (10,000) Shares on each of September 16, 1999, September 16, 2000, September 16, 2001, September 16, 2002 and September 16, 2003.

               (g) "COMPANY" means Ontro, Inc. or any successor corporation thereto.

               (h) "SECURITIES ACT" means the Securities Act of 1933, as amended.


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

          1.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular. Use of the term "or" is intended to include the conjunctive as well as the disjunctive.

     2. NOTICE OF GRANT OF OPTION. On the terms and conditions set forth herein, the Company grants to Optionee on the Date of the Option Grant the option to purchase the Number of Option Shares at the Exercise Price, all as set forth in Section 1.1.

     3.   TAX CONSEQUENCES.

          3.1 TAX STATUS OF THE OPTION. This Option is intended to be a Non-Qualified Stock Option. The Optionee should consult with the Optionee's own tax advisor regarding the tax effects of this Option under various provisions of the Code.

          3.2 ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE. If the Optionee exercises this Option to purchase Shares and if such shares are both nontransferable and subject to a substantial risk of forfeiture, the Optionee understands that the Optionee should consult with the Optionee's tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Internal Revenue Code ("Code"), which must be filed no later than thirty (30) days after the date on which the Optionee exercises the Option. Shares acquired upon exercise of the Option are nontransferable and subject to a substantial risk of forfeiture if, for example,
(a) are subject to a right of the Company to repurchase such shares at the Optionee's original purchase price upon the occurrence of some subsequent event,
(b) the Optionee is an officer, director or 10% shareholder ("Insider") and exercises the Option within six (6) months of the Date of Option Grant (if a class of equity security of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act") and no exemption from Rule 16b-3 is available), or (c) the Optionee is subject to a restriction on transfer to comply with "Pooling-of-Interests Accounting" rules. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Optionee. The Optionee acknowledges that the Optionee has been advised to consult with a tax advisor prior to the exercise of the Option regarding the tax consequences to the Optionee of the exercise of the Option.
AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH THE OPTIONEE PURCHASES SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. THE OPTIONEE ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE OPTIONEE'S SOLE RESPONSIBILITY, EVEN IF THE OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

     4. ADMINISTRATION. All questions of interpretation concerning this Option Agreement shall be determined by the Board of Directors of the Company, including any duly appointed Committee of the Board of Directors of the Company. All determinations by the Board of Directors of the Company shall be final and binding upon all persons having an interest in the Option. Any officer of the Company or a parent or subsidiary shall have the authority to act on behalf of the

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Company with respect to any matter, right, obligation or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation or election.

     5.   EXERCISE OF THE OPTION.

          5.1  RIGHT TO EXERCISE.

               (a) Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Exercise Date and prior to the termination of the Option (as provided in Sections 7 and 8) in an amount not to exceed the Number of Option Shares vested through that date, less the number of shares previously acquired upon exercise of the Option.

               (b) Notwithstanding any other provision contained in this Agreement to the contrary, Optionee shall have no right, under any circumstances, to exercise the Option, or any part thereof, prior to the valid authorization of all of the Shares subject to issuance pursuant to the Option and approval of the Option by the shareholders of the Company.

               (c) This Option is exercisable by delivery of a notice of exercise in the form attached as Exhibit A ("Notice of Exercise") which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised ("Exercised Shares") and such other representations and agreements as may be required by the Company. The Notice of Exercise shall be completed by the Optionee and delivered to the Company along with the form of payment permitted by this Option Agreement. This Option, or any part thereof, shall be deemed to be exercised for such number of Shares specified upon receipt by the Company of such fully executed Notice of Exercise. No shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable laws.

          5.2  PAYMENT OF EXERCISE PRICE.

               (a) FORM OF PAYMENT. Payment of the aggregate Exercise Price for the Shares to be issued shall be made upon exercise of a portion of the Option shall be determined by the Board of Directors at the time of grant and may consist entirely of:

                    (1)  cash;

                    (2)  check;

                    (3) other Shares which: (i) in the case of Shares acquired upon exercise of option shares which have been owned by the Optionee for more than six months on the date of surrender unless otherwise permitted under applicable laws, including Rule 16b-3; and (ii) have a fair market value on the date of surrender not greater than the aggregate exercise price of the Shares as to which said Option shall be exercised;

                    (4) delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price to effect a cashless exercise;

                    (5) notwithstanding anything to the contrary contained in paragraph 2(a), the Optionee may elect to exercise this Option in whole or in part by receiving shares of Common Stock equal to the value (as determined below) of this Option, or any part hereof, upon surrender of the Option at the principal office of the Company together with notice of such election in which event the Company shall issue to the Optionee a number of shares of Common Stock computed using the following formula:

                                    X=Y(A-B)
                                      ------
                                       A

     Where  X = the number of shares of Common Stock to be issued to the Holder;

            Y = the number of shares of Common Stock underlying the Option to be exercised;

            A = the current fair market value of one share of Common Stock; and

            B = the Exercise Price of the Option.

     As used herein, current fair market value of Common Stock shall mean with respect to each share of Common Stock the last reported sale price of the Company's Common Stock sold on the principal national securities exchanges on which the Common Stock is at the time admitted to trading or listed, or, if there have been no sales of any such exchange on such day, the average of the highest bid and lowest ask price on such day as reported by the National Association of Securities Dealers Automated Quotation system ("Nasdaq"), or any similar organization if the Nasdaq is no longer reporting such information, either (i) on the date which the form of election is deemed to have been sent to the Company (the "Notice Date") or (ii) over a period of five (5) trading days preceding the Notice Date, whichever of (i) or (ii) is greater. If on the date for which the current fair market value is to be determined, the Common Stock is not listed on any securities exchange or quoted on the Nasdaq system or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a binding agreement for a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value to be received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

                    (6)  any combination of the foregoing methods of payment; or

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                    (7)  such other consideration and method of payment for the issuance of Shares to the extent permitted by the Board of Directors of the Company and applicable law.

               (b) TENDER OF STOCK. Notwithstanding the foregoing, the Option may not be exercised by tender of Shares to the Company to the extent such tender of Shares would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. The Option may not be exercised by tender of Shares to the Company of Shares unless such Shares either have been owned by the Optionee for more than six (6) months, or such Shares were not acquired, directly or indirectly, from the Company unless approved by the Board of Directors of the Company and in compliance with applicable laws, including Rule 16b-3.

          5.3 TAX WITHHOLDING. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from any amounts payable to the Optionee, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon: (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Company are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired, even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares or release such shares to the Optionee. At the discretion of the Company, Optionees may satisfy withholding obligations by electing to have the Company withhold from the Shares to be issued upon award, vesting or exercise of the Option, that number of Shares having a fair market value equal to the amount required to be withheld.

          5.4 CERTIFICATE REGISTRATION. Except in the event the Exercise Price is paid by means of a cashless exercise, the certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee. In the event of a cashless exercise, registration of certificates shall be as provided in the irrevocable instructions to the Company or a broker as described in Section 5.2 above.

          5.5 RESTRICTIONS ON GRANT OF THE OPTION AND ISSUANCE OF SHARES. The grant of the Option and the issuance of Shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, the Option may not be exercised unless: (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the Shares issuable upon exercise of the Option, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE

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OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.
ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Option shall relieve the Company of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as maybe requested by the Company.

          5.6 FRACTIONAL SHARES. The Company shall not be required to issue fractional Shares upon the exercise of the Option.

     6. NONTRANSFERABILITY OF THE OPTION. The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, may be so exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

     7. TERMINATION OF THE OPTION. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date or
(b) to the extent provided in Section 8 or 9.

     8.   TERMINATING EVENTS.

          8.1  OPTION EXERCISABILITY.

               (a) DEATH OF OPTIONEE. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the deceased Optionee's Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

               (b) UNWILLINGNESS TO SERVE AS A MEMBER OF BOARD OF DIRECTORS. In the event Optionee is not willing to serve as a Member of the Board of Directors of the Company, no further Shares will become subject to exercise thereafter under the terms of Section 1.1(f). For purposes of this Section, Optionee will be conclusively deemed willing to serve as a member of the Board of Directors of the Company if he is actually so serving or if he has indicated his willingness to allow his nomination to be submitted to the Shareholders of the Company at the next annual meeting.

           8.2 EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 8.1 is prevented by the provisions of Section 5.5, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee's own tax advisor as to the tax consequences to the Optionee of any such delayed exercise.

           8.3 EXTENSION IF OPTIONEE SUBJECT TO SECTION 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section
8.1 of shares acquired upon the exercise of the Option would subject the Optionee to legal claims or liabilities under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of: (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit; or (ii) the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee's own tax advisor as to the tax consequences to the Optionee of any such delayed exercise.

     9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

          9.1 CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          9.2 DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board of Directors of the Company may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board of Directors of the Company and give each Optionee the right to exercise his or her Option as to all or any part of the Shares underlying this Option, including Shares as to which the Option would not otherwise be exercisable.

          9.3 MERGER OR ASSET SALE. Subject to the provisions of Sections 9.4 and 9.5, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall become exercisable by Optionee upon approval of the transaction by the shareholders of the Company, or by its Board of Directors of the Company if no shareholder approval is required, and shall remain exercisable for a period of 30 days following consummation of such transaction. This Option shall terminate upon the expiration of such 30 day period.

          9.4 CHANGE IN CONTROL. In the event of a "Change in Control" of the Company, as defined in paragraph 9.5 below, the following acceleration and valuation provisions shall apply:

               (a) Except as otherwise determined by the Board of Directors of the Company, in its discretion, prior to the occurrence of a Change in Control, any Options outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested; and

               (b) Except as otherwise determined by the Board of Directors of the Company, in its discretion, prior to the occurrence of a Change in Control, all outstanding Options, to the extent they are exercisable and vested (including Options that shall become exercisable and vested pursuant to this Section 9, shall be terminated in exchange for a cash payment equal to the Change in Control Price (reduced by the exercise price, if any, applicable to such Options). These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option by bequest or inheritance.

          9.5 DEFINITION OF "CHANGE IN CONTROL." For purposes of this Section 9, a "Change in Control" means the happening of any of the following:

               (a) When any "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

               (b) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

               (c) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

          9.6 CHANGE IN CONTROL PRICE. For purposes of this Section 9, "Change in Control Price" shall be, as determined by the Board of Directors of the Company; (i) the highest fair market value of a Share within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Board of Directors of the Company (the "60-Day Period"), (ii) the highest price paid or offered per Share, as determined by the Board of Directors of the Company, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or (iii) such lower price as the Board of Directors of the Company, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

     10. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares covered by the Option until the date of the issuance of a certificate for the Shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9.

     11. LEGENDS. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

          11.1 "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED or HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

          11.2 Any legend required to be placed thereon by the Commissioner of Corporations of the State of California.

     12. PUBLIC OFFERING. The Optionee hereby agrees that in the event of any underwritten public offering of stock made by the Company pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed eighteen (18) months from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. The Optionee shall be subject to this Section provided and only if all the officers and directors of the Company are also subject to similar arrangements.

     13. BINDING EFFECT. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     14. TERMINATION OR AMENDMENT. The Board of Directors of the Company may terminate or amend the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

     15. INTEGRATED AGREEMENT. This Option Agreement constitutes the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among the Optionee and the Company with respect to such subject matter other than those set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

     16. APPLICABLE LAW. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

                                       Ontro, Inc.
                                       a California corporation

                                       By: /s/ James A. Scudder
                                           ----------------------------------
                                           James A. Scudder, President

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Option Agreement. Optionee has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under this Option Agreement.

                                       OPTIONEE:

Date:                                  /s/ Carroll Taylor
     ------------------------          ----------------------------------
                                       Carroll Taylor

                                   EXHIBIT A

                               NOTICE OF EXERCISE

Ontro, Inc.
13250 Gregg Street
Poway, CA  92064

Attention: Corporate Secretary

     1. EXERCISE OF OPTION. Effective as of today, ___________, _____, the undersigned ("Purchaser") hereby elects to purchase ______ shares (the "Shares") of the Common Stock of Ontro, Inc. (the "Company") under and pursuant to the Nonqualified Option Agreement dated __________, _____ (the "Option Agreement"). The purchase price for the Shares shall be $________, as required by the Option Agreement.

     2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares or such other method of payment acceptable under the Option Agreement.

     3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

     4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in the Option Agreement.

     5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6. INVESTMENT REPRESENTATION. Purchaser hereby confirms that, in the event a registration statement with the Securities and Exchange Commission and in appropriate states is not currently effective, the Shares are being acquired for investment, and not with a view to, or for resale in connection with, any distribution thereof. Purchaser will not sell or dispose of the Shares in the absence of a registration statement in effect or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act of 1933 (the "Act"). Purchaser further understands that the certificate representing the Shares may


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bear a restrictive legend in accordance with the Act and as required by such other state or federal law or regulations applicable to the delivery of the Shares.

     7. ENTIRE AGREEMENT; GOVERNING LAW. The Option Agreement is incorporated herein by reference. This Agreement and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

     8. COMPLIANCE WITH COMPANY SECURITIES TRADES RULES. Purchaser acknowledges and agrees that it shall comply with the Company's policy on securities trades before it exercises or sells any of the Shares of the Company under the Option Agreement.


Submitted by:                          Accepted by:

PURCHASER:                             ONTRO, INC.


---------------------------------      -----------------------------------
Signature                              By


---------------------------------      -----------------------------------
Print Name                             Title

Address:                               Address:

---------------------------------      13250 Gregg Street
---------------------------------      Poway, CA 92064

Social Security Number:                -----------------------------------
                                       Date Received
---------------------------------

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